EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                   LYCOS, INC.


                           BARBADOS ACQUISITION CORP.


                                       and


                              GAMESVILLE.COM, INC.



                          Dated as of November 22, 1999







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                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                   The Merger

SECTION 1.01.  Effective Time of the Merger...................................2
SECTION 1.02.  Closing........................................................2
SECTION 1.03.  Effect of the Merger...........................................3
SECTION 1.04.  Certificate of Incorporation and By-laws.......................3
SECTION 1.05.  Directors......................................................3
SECTION 1.06.  Officers.......................................................3


                                   ARTICLE II

                            Conversion of Securities

SECTION 2.01. Conversion of Capital Stock.....................................3
SECTION 2.02. Exchange of Certificates........................................5


                                  ARTICLE III

                         Representations and Warranties
                                 of the Company

SECTION 3.01.  Organization and Standing of the Company.......................9
SECTION 3.02.  Authority; Noncontravention...................................10
SECTION 3.03. Capital Stock of the Company...................................11
SECTION 3.04. Equity Interests...............................................13
SECTION 3.05. Financial Statements...........................................13
SECTION 3.06. Undisclosed Liabilities........................................14
SECTION 3.07. Taxes..........................................................14
SECTION 3.08. Assets.........................................................18
SECTION 3.09. Intellectual Property, Etc.....................................18
SECTION 3.10. Contracts......................................................21
SECTION 3.11. Litigation; Decrees............................................25
SECTION 3.12. Operation of the Business; Absence of Changes or Events........25
SECTION 3.13. Compliance with Applicable Laws................................27
SECTION 3.14. Certain Employee Matters.......................................27
SECTION 3.15. Benefit Plans..................................................30
SECTION 3.16. Insurance......................................................32
SECTION 3.17. Customers; Effect of Transaction...............................33
SECTION 3.18. Disclosure.....................................................34
SECTION 3.19. Information Supplied...........................................34
SECTION 3.20. Consent Solicitation; Voting Requirements......................35


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                                                                            Page

SECTION 3.21. Brokers........................................................35
SECTION 3.22. State Takeover Statutes........................................35
SECTION 3.23. Year 2000 Compliance...........................................36
SECTION 3.24. Customer Accounts Receivable...................................36
SECTION 3.25. Corporate Name.................................................36
SECTION 3.26. Accounts; Safe Deposit Boxes; Powers of Attorney; Officers
              and Directors..................................................37
SECTION 3.27. Traffic........................................................37
SECTION 3.28. Underdeliveries under Advertising Contracts....................37


                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

SECTION 4.01. Organization...................................................38
SECTION 4.02. Authority; Noncontravention....................................38
SECTION 4.03. Capital Stock of Parent........................................39
SECTION 4.04. Parent SEC Documents...........................................40
SECTION 4.05. Absence of Certain Changes or Events...........................40
SECTION 4.06. Litigation.....................................................40
SECTION 4.07. Taxes..........................................................40
SECTION 4.08. Interim Operations of Sub......................................41
SECTION 4.09. Information Supplied...........................................41
SECTION 4.10. Brokers........................................................41


                                   ARTICLE V

                                   Covenants

SECTION 5.01. Covenants of the Company.......................................41
SECTION 5.02. No Solicitation................................................46
SECTION 5.03. Other Actions..................................................47


                                   ARTICLE VI

                             Additional Agreements

SECTION 6.01. Access to Information..........................................47
SECTION 6.02. Legal Conditions to Merger.....................................48
SECTION 6.03. Stock Options; Warrants........................................48
SECTION 6.04. Fees and Expenses..............................................50
SECTION 6.05. Additional Agreements..........................................51
SECTION 6.06. Indemnification................................................51

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                                                                           Page

SECTION 6.07. Litigation.....................................................51
SECTION 6.08. Tax Treatment..................................................51
SECTION 6.09. Letter of the Company's Accountants............................51
SECTION 6.10. Letter of Parent's Accountants.................................52
SECTION 6.11. Affiliates.....................................................52
SECTION 6.12. Employee Benefits..............................................52


                                  ARTICLE VII

                                   Conditions

SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger.....53
SECTION 7.02. Conditions of Obligations of Parent and Sub....................53
SECTION 7.03. Conditions of Obligations of the Company.......................55
SECTION 7.04. Frustration of Closing Conditions..............................56


                                  ARTICLE VIII

                           Termination and Amendment

SECTION 8.01. Termination....................................................56
SECTION 8.02. Effect of Termination..........................................57
SECTION 8.03. Amendment......................................................57
SECTION 8.04. Extension; Waiver..............................................57


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01. Survival of Representations, Warranties and Covenants..........58
SECTION 9.02. Notices........................................................58
SECTION 9.03. Definitions....................................................59
SECTION 9.04. Entire Agreement; No Third Party Beneficiaries; Rights of
              Ownership......................................................60
SECTION 9.05. GOVERNING LAW..................................................60
SECTION 9.06. Publicity......................................................60
SECTION 9.07. Assignment.....................................................60
SECTION 9.08. Counterparts...................................................61
SECTION 9.09. Exhibits and Schedules; Interpretation.........................61
SECTION 9.10. Consent to Jurisdiction........................................61
SECTION 9.11. Waiver of Jury Trial...........................................62


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SECTION 9.12. Enforcement....................................................62


Exhibit A    Form of Proprietary Information and Inventions Assignment Agreement
Exhibit B    Form of Letter
Exhibit C    Form of Affiliate Letter
Exhibit D    Form of Indemnification and Escrow Agreement
Exhibit E    Form of Company Representation Letter
Exhibit F    Form of Parent Representation Letter
Exhibit G    Form of Registration Rights Agreement

                                    AGREEMENT AND PLAN OF MERGER dated as of
                           November 22, 1999 (this "Agreement"), by and among LYCOS, INC., a Delaware corporation ("Parent"), BARBADOS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and GAMESVILLE.COM, INC., a Delaware corporation (the "Company").

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger (the "Merger"), upon the terms and subject to the conditions set forth herein, of Sub with and into the Company, all in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

          WHEREAS, for Federal income tax purposes, it is intended that (a) the Merger will qualify as a reorgani zation under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), (b) this Agreement constitutes a plan of reorganization and (c) Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;

          WHEREAS, contemporaneously with the execution hereof, (a) holders of 100% of the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series A Preferred Stock") issued and outstanding as of the date hereof (the "Record Date") have delivered to the Secretary of the Company written consents (the "Preferred Stock Consents") with respect to all such shares approving the execution and delivery of this Agreement by the Company and (b) holders of (i) 100% of the shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Company Class A Common Stock") and (ii) 100% of the shares of Company Series A Preferred Stock, in each case issued and outstanding as of the Record Date, have delivered to the Secretary of the Company written consents (the "Stockholder Consents" and, together with the Preferred Stock Consents, the "Consents") with respect to all such shares adopting this Agreement, in each case in accordance with the Amended and Restated Certificate of

Incorporation of the Company, as amended to the date of this Agreement, and the DGCL;

          WHEREAS, concurrently with the execution of this Agreement and as a condition to the willingness of Parent and Sub to enter into this Agreement, Parent, the Stockholders, the Representative (as defined therein) and the Escrow Agent named therein entered into an Indemnification and Escrow Agreement (the "Escrow Agreement") pursuant to which, among other things, the holders of all outstanding shares of Company Capital Stock (the "Stockholders") agreed to the escrow of 10% of the aggregate Merger Consideration otherwise issuable hereunder to secure certain indemnification obligations; and

          WHEREAS, concurrently with the execution of this Agreement, Parent, the Stockholders and the Representative entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which Parent has agreed to provide to the Stockholders certain registration rights with respect to shares of Parent Common Stock issued in the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   The Merger

          SECTION 1.01. Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, a certificate of merger and all other appropriate documents (collectively, the "Certificate of Merger") shall be duly prepared, executed, acknowledged and filed with the Secretary of State of the State of Delaware by the parties hereto as provided in the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is agreed upon by Parent and the Company and provided in the Certificate of Merger (the "Effective Time").

          SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties (the "Closing Date"), which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Parent, unless another time, date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. Effect of the Merger. At the Effective Time, Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.04. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation is Gamesville.com, Inc."

          (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.05. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.06. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                            Conversion of Securities

          SECTION 2.01. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Class A Common Stock, Class B Common Stock, par value $0.01 per share, of the Company (the "Company Class B Common Stock" and, together with the Company Class A Common Stock, the "Company Common Stock") or the Company Series A

Preferred Stock (together with the Company Common Stock, the "Company Capital Stock") or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassess able share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancelation of Treasury Stock. All shares of Company Capital Stock owned by the Company, as treasury stock, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Sections 2.01(d), 2.01(e), 2.01(f) and 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive a number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (the "Merger Consideration"). For purposes of this Agreement, (i) "Exchange Ratio" means the number of shares of Parent Common Stock obtained by dividing (x) the Merger Shares by (y) the sum of (A) the aggregate number of shares of Company Common Stock issued and outstanding and (B) the aggregate number of shares of Company Common Stock subject to Stock Options and Warrants, in each case as of the Effective Time and (ii) "Merger Shares" means a number of shares of Parent Common Stock obtained by dividing (x) the sum of (A) $232,000,000 minus (B) the aggregate amount of
     (1) fees and expenses incurred by Company or any of its subsidiaries prior to the Effective Time relating to the pursuit or consummation of the Merger, including all attorneys' fees, brokers' fees, accountants' fees and consultants' fees and (2) without duplication, fees and expenses required to be paid by the Company to Advest, Inc. upon consummation of the Merger, by (y) the average of the last quoted sale price per share of Parent Common Stock on The Nasdaq National Market ("Nasdaq") (as reported in The Wall Street Journal or, if not reported thereby, any other source to which the Company and Parent may agree) for each of the 20 consecutive trading days ending on and including November 30, 1999 (the "Closing Date Average Closing Price"), provided that the Closing Date Average Closing Price shall not be less than $44.00 or greater than

     $66.00. As of the Effective Time, all such shares of Company Common
     Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect thereto and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02 (subject, in the case of such shares, to the terms of the Escrow Agreement), without interest.

          (d) Escrow of Merger Shares. At the Closing, on behalf of the Stockholders and pursuant to the terms of the Escrow Agreement, Parent will deposit with the Escrow Agent that number of shares of Parent Common Stock equal to 10% of the total number of shares of Parent Common Stock issuable to the Stockholders pursuant to Section 2.01(c). Such deposit shall be on behalf of the Stockholders and with the same effect as if Parent had delivered such shares to the Stockholders and the Stockholders had delivered such shares to the Escrow Agent.

          (e) Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the number of Merger Shares shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

          (f) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of
     Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), which shall provide that Parent shall, subject to Section 2.01(d), deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock. Parent shall make available to the Exchange Agent from time to time as requested after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of Parent Common Stock in accordance with Section 2.02(e).

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger
Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall receive, subject to Section 2.01(d), in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions as and to the extent specified in Section 2.02(c) and cash in lieu of any fractional share of Parent Common Stock as and to the extent specified in Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer books of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto, certain dividends or distributions as and to the extent specified in Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate as and to the extent specified in Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.02(e), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled as and to the extent specified in Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in Company Capital Stock. Subject to
Section 2.01(d), all shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to the right to vote or to any other rights of a stockholder of Parent.

          (ii) In lieu of such fractional share interests, Parent shall pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the last quoted sale price for a share of Parent Common Stock on Nasdaq (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date.

          (f) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect thereto and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

          (h) Withholding Rights. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, the Exchange Agent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Taxing Authority.


                                   ARTICLE III

                         Representations and Warranties
                                 of the Company

          Except for items disclosed on the disclosure schedule (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates, provided that an item included on the disclosure schedule with respect to any Section of this Agreement shall be deemed to relate to each other Section of this Agreement to the extent such relationship is obvious) delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

          SECTION 3.01. Organization and Standing of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has all requisite corporate or other power and authority necessary to enable it to use its corporate name and to own, lease or otherwise hold and operate its properties or assets and to carry on its business as now being conducted and proposed to be conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, requires such qualification or licensing, except where the failure to be so qualified is not reasonably more likely than not to have a material adverse effect on the Company. The Company has delivered to Parent true and complete copies of its Amended and Restated Certificate of Incorporation and By-laws, and the certificates of incorporation and by-laws or other similar organizational documents of each of its subsidiaries, in each case as amended to the date hereof. The respective certificates of incorporation and by-laws or other similar organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of (i) the Company to control such subsidiaries or (ii) the Company or any of its subsidiaries to engage in any lawful business or activity. The share certificate and transfer books and the minute books of the Company and each of its subsidiaries, which have been made available to Parent and its representatives, are true and complete in all material respects.

          SECTION 3.02. Authority; Noncontravention. The Company has the requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, when executed and delivered by Parent and Sub, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bank ruptcy, insolvency, reorganization, fraudulent transfer and similar laws of general application relating to or affecting creditors rights and to general equitable principles or public policy. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") in or upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Amended and Restated Certificate of Incorporation or the By-laws of the Company or the certificates of incorporation or by-laws or other similar organizational documents of any of its subsidiaries, in each case as amended to the date hereof, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license (each a "Contract") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation (a "Law") or (B) order, writ, injunction, decree, judgment or stipulation (an "Order"), in each case, applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably more likely than not to (x) have a material adverse effect on the Company or affect Parent in a material and adverse way, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate are not reasonably more likely than not to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 3.03. Capital Stock of the Company. The authorized capital stock of the Company consists of 23,236,610 shares of Company Common Stock, of which (x) 19,372,776 shares have been designated as Company Class A Common Stock and (y) 3,863,834 shares have been designated as Company Class B Common Stock, and 6,564,610 shares of Convertible Preferred Stock, par value $0.01 per share (the "Company Convertible Preferred Stock"), all of which have been designated as Company Series A Preferred Stock. As of the date hereof (i) 12,500,000 shares of Company Class A Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Company Class A Common Stock were held by the Company in its treasury, (iii) 720,000 shares of Company Class B Common Stock (excluding treasury shares) were issued and outstanding, (iv) no shares of Company Class B Common Stock were held by the Company in its treasury, (v) 6,564,610 shares of Company Series A Preferred Stock (excluding treasury shares) were issued and outstanding, (vi) no shares of Company Series A Preferred Stock were held by the Company in its treasury, (vii) warrants to acquire 39,070 shares of Company Class B Common Stock from the Company pursuant to the warrant agreements set forth on Section 3.03(a) of the Company Disclosure Schedule (the "Warrants") were outstanding and (viii) options to acquire 2,282,929 shares of Company Class B Common Stock from the Company pursuant to the 1997 Stock Option Plan and the 1999 Stock Option Plan (such plans, collectively, the "Company Stock Plans") were issued and outstanding. Except as set forth above, as of the date of this Agreement no shares of capital stock or other voting securities of the Company or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights with respect to shares of Company Capital Stock. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as expressly permitted by Section 5.01(a)(ii), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its subsidiaries are a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are not any outstanding contractual or other obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or (ii) vote or to dispose of any shares of capital stock or other securities of any of its subsidiaries. Section 3.03(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all outstanding stock options granted under the Company Stock Plans (collectively, the "Stock Options") and the Warrants, the number of shares subject to each such Stock Option or Warrant, the grant dates, exercise prices and vesting periods of each such Stock Option and Warrant and the names of the holders thereof. Section 3.03(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of the identify of each holder of shares of Company Capital Stock and the number of shares of each class of Company Common Stock owned of record by such holder. All outstanding shares of Company Capital Stock are, and all shares that may be issued pursuant to the Company Stock Plans and the Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. All the outstanding indebtedness for borrowed money of the Company or its subsidiaries is prepayable without prepayment penalty or premium (other than the payment of customary LIBOR breakage costs), and no indebtedness for borrowed money of the Company or its subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its subsidiaries or restricts the ability of the Company or any of its subsidiaries to grant any Liens on its properties or assets. The Company has outstanding Indebtedness (as defined in Section 3.10) (the "Company Indebtedness") in the aggregate principal amount of $1,101,852.55 as of the date of this Agreement.

          SECTION 3.04. Equity Interests. Section 3.04 of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock or other voting or equity interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          SECTION 3.05. Financial Statements. The Company has delivered to Parent the audited balance sheet of the Company as of December 31, 1998, and the related audited statement of income, statement of stockholders' deficit and statement of cash-flows of the Company and its consolidated subsidiaries for the fiscal year ended on such date (the financial statements described above are collectively referred to as the "Financial Statements"). The Financial Statements were derived from and are in accordance in all material respects with the books and records of the Company and its consolidated subsidiaries, have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations of the Company and its subsidiaries for the periods then ended.

          The Company has also delivered to Parent unaudited balance sheets and related unaudited income statements of income and statements of cash-flows of the Company and its consolidated subsidiaries as of and for the three-month periods ended March 31, June 30 and September 30, 1999 (collectively, the "Unaudited Statements"). The Unaudited Statements have been prepared in accordance in all material respects with GAAP and on a consistent basis with the Financial Statements (except that they do not contain footnotes and are subject to normal recurring year-end audit adjustments). There were no changes in the method of application of the Company's accounting policies or changes in the method of applying the Company's use of estimates in the preparation of the Unaudited Statements as compared with the Financial Statements. Section 3.05 of the Company Disclosure Schedule sets forth, for each fiscal period indicated, the barter revenues generated by the Company and its consolidated subsidiaries during such period.

          SECTION 3.06. Undisclosed Liabilities. Except as set forth or reflected on the Financial Statements or the Unaudited Statements (or specifically described in the notes thereto), none of the Company or its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except for liabilities and obligations incurred since the date of the most recent balance sheet included in the Unaudited Statements in the ordinary course of business.

          SECTION 3.07. Taxes. (a) As used in this Agreement, (i) "Taxes" shall mean all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or other governmental charges of any nature, including any interest, penalties or additions with respect thereto and any obligations under any agreements or arrangements with any other person with respect to such amounts;
(ii) "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local governmental body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes; and (iii) "Tax Return" shall mean all returns, reports and forms, including information returns, with respect to Taxes.

          (b) The Company and each of its subsidiaries, and any affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has ever been a member or any group of corporations with which the Company or any of its subsidiaries files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate Tax Return (each such group, a "Company Consolidated Group"), has timely filed or caused to be filed all income and franchise Tax Returns and all other material Tax Returns required to be filed by each such entity. All such Tax Returns are true and complete in all material respects. The Company, each of its subsidiaries and each Company Consolidated Group has timely paid or caused to be timely paid (or the Company has timely paid on its subsidiaries' behalf) all Taxes due from it or them with respect to the taxable periods covered by such Tax Returns, and, in accordance with GAAP, the balance sheet of the Company as of December 31, 1998, reflects an adequate reserve for all Taxes payable by the Company and each of its subsidiaries for all taxable periods and portions thereof through its date. None of the Company, any of its subsidiaries or any Company Consolidated Group has requested any extension of time within which to file any Tax Return which Tax Return has not yet been filed.

          (c) No income or franchise or other material Tax Return of the Company, any of its subsidiaries or any Company Consolidated Group is or has ever been under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company, any of its subsidiaries or any Company Consolidated Group. Each material deficiency, if any, resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. The Company has not received notice of any material issues relating to Taxes from the relevant Taxing Authority during any presently pending audit or examination, nor has the Company received notice of any material issues relating to Taxes from the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is open with respect to all Federal income Tax Returns of the Company and each of its subsidiaries. The Company has made available to Parent documents, if any, setting forth the years in which the statute of limitations has not yet expired for the income, franchise and other material Tax Returns of the Company, any of its subsidiaries or any Company Consolidated Group and listing the last year in which the Company, any of its subsidiaries or any Company Consolidated Group is subject to audit with respect to all income, franchise and other material Tax Returns.

          (d) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority.

          (e) No material Liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for Taxes not yet due.

          (f) None of the Company or any of its subsidiaries is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (g) None of the Company or any of its subsidi aries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of any other Tax law or for any other reason.

          (h) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any officer, director or employee of the Company or its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) would be characterized as an "excess parachute payment" or a

"parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

          (i) Each of the Company and its subsidiaries has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions of state, local, domestic or foreign Tax law) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (j) No consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries.

          (k) None of the Company or any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l) No property owned by the Company or any of its subsidiaries (i) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (ii) is tax exempt bond financed property within the meaning of
Section 168(g) of the Code.

          (m) None of the Company or any of its subsidi aries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for Federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or foreign Tax law.

          (n) None of the Company or any of its subsidi aries is or ever has been a personal holding company within the meaning of Section 542 of the Code.

          (o) Section 3.07(o) of the Company Disclosure Schedule sets forth each state, county, local, municipal or foreign jurisdiction in which the Company and each of its subsidiaries files, is required or has been required to file a Tax Return relating to state and local income, franchise, license, excise, net worth property and sales and use Taxes except in a case where the Company or any of its subsidiaries is or has been required to file such a Tax Return and such failure to file is not reasonably more likely than not to have a material adverse effect on the Company or any of its subsidiaries. No claim has ever been made by a Taxing Authority in a jurisdiction where any of the Company and each of its subsidiaries does not file a Tax

Return that it is, or may be subject to, taxation in that jurisdiction.

          (p) None of the Company or any of its subsidi aries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of Company Capital Stock contemplated by this Agreement.

          (q) None of the Company or any of its subsidi aries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 3.08. Assets. (a) Each of the Company and its subsidiaries has good and marketable title to, or good and valid leasehold interests in, all of its material personal properties and assets (including with respect to all real property and interests in real property leased by it), in each case, free and clear of any Liens, except for such property and assets as are no longer used or useful in the conduct of its businesses and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to materially affect the ability of the Company and its subsidiaries to use such property or assets in their intended manner.

          (b) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as could not reasonably be expected to materially affect the ability of the Company to obtain the benefit of such leases. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession in all material respects under all material real property leases to which it is a party.

          (c) None of the Company or any of its subsidi aries holds any fee or other ownership interest in any real property. Section 3.08 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company.

          SECTION 3.09. Intellectual Property, Etc. (a) Section 3.09(a) of the Company Disclosure Schedule sets forth a true and complete list of all patents, patent applications, trademark applications and registrations, trade names, service marks, domain names and registered copyrights and mask work rights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries. All patents, patent applications, trademarks, service marks, copyrights and mask work rights of the Company or any of its subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdictions indicated in Section 3.09(a) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been filed, and all necessary mainte nance fees have been paid to continue all such rights in effect. Each of the Company and each of its subsidiaries owns or is licensed or otherwise has the right to use, without payment to any other person except for fees set forth in Section 3.09(b) of the Company Disclosure Schedule, all Intellectual Property used in or necessary for the conduct of its business as presently conducted or as proposed to be conducted by the Company in accordance with its business plan dated February 1999, a true and complete copy of which has been provided to Parent prior to the date of this Agreement (the "Business Plan"), in each case free and clear of all Liens. The conduct of the Company's business, as presently conducted and as proposed to be conducted by the Company in accordance with the Business Plan, does not in any material respect conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, any Contract between the Company or any of its subsidiaries and any person or any other Intellectual Property rights of any other person.

          (b) Section 3.09(b) of the Company Disclosure Schedule sets forth a true and complete list of all options, rights, licenses or interests of any kind relating to Intellectual Property granted to the Company or any of its subsidiaries, other than software licenses for generally available software (such as Lotus 1-2-3, WordPerfect and the like) and generally available system development tools, or granted by the Company to any other person.

          (c) All software, other than generally available software (such as Lotus 1-2-3, WordPerfect and the like) and generally available system development tools, that is either marketed to customers of the Company or any of its subsidiaries as a program or as part of a product or service or is used by the Company or any of its subsidiaries to support its business:

          (i) is owned by the Company or any of its subsidiaries or the Company or any of its subsidiaries has the right to use, modify, copy, sell, distribute, sublicense and make Derivative Works from such software, free and clear of any limitations or Liens; and

          (ii) is free from any interest of any former or present employees of, or contractors or consultants to, the Company or any of its subsidiaries.

          (d) To the extent third party software is marketed to customers of the Company or any of its subsidiaries together with the Intellectual Property of the Company or any of its subsidiaries, (i) the third party rights have been identified in Section 3.09(d) of the Company Disclosure Schedule, (ii) all necessary licenses have been obtained and (iii) no royalties or payments are due other than the royalties and payments that are identified in Section 3.09(d) of the Company Disclosure Schedule.

          (e) No material trade secret of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries or, to the knowledge of the Company or any of its subsidiaries, by any other person to any person except pursuant to licenses or Contracts requiring such other persons to keep such trade secrets confidential.

          (f) None of the Company and its subsidiaries is, and to the knowledge of the Company, no other party to any licensing, distributorship or other similar arrangements with the Company or any of its subsidiaries relating to Intellectual Property is, in breach of or default under its obligations under such arrangements in any material respect.

          (g) No person has any marketing rights to the Intellectual Property of the Company or any of its subsidiaries pursuant to a written agreement.

          (h) None of the Company or any of its subsidi aries has received any written communications, and no executive officer of the Company has received any oral communication, alleging the Company or any of its subsidiaries has infringed or violated or, by conducting its businesses as presently conducted and as proposed to be conducted by the Company in accordance with the Business Plan by the Company or any of its subsidiaries, would infringe or violate any of the Intellectual Property of any other person.

          (i) To the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries in any material respect with respect to any material Intellectual Property owned by or licensed to the Company or any of its subsidiaries.

          (j) Each of the Company and its subsidiaries has taken reasonable steps to protect its Intellectual Property consistent with industry practice.

          (k) No licenses or rights have been granted to distribute the source code of, or to use source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company or any of its subsidiaries possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translations from one human language to another and from one type of code to another.

          (l) None of the Company or any of its subsidi aries has assigned, sold or otherwise transferred ownership of any Intellectual Property owned by the Company.

          (m) For purposes of this Agreement, "Intellectual Property" shall mean patents, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, copyrights, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, whether patented, patentable or not patentable in any jurisdiction; mask works, trade secrets and confidential proprietary information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of commercial value, whether copyrighted, copyrightable or not copyrightable in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; any computer programs or software (including source code, object code and data), other than commercially available computer programs and software; and licenses relating to the foregoing.

          SECTION 3.10. Contracts. None of the Company or any of its subsidiaries is a party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

          (a) Contract not made in the ordinary course of business;

          (b) employment agreement or employment Contract that is not terminable at will by the Company or such subsidiary both without any penalty and without any obligation of the Company or any of its subsidiaries to pay severance or other amounts (including any bonus) other than base salary, accrued commissions, vacation pay and legally mandated benefits;

          (c)(i) employee collective bargaining agreement or other Contract with any labor union, (ii) plan, program or Contract that provides for the payment of bonus, severance, termination or similar type of compensation or benefits upon the termination or resignation of any employee of the Company or such subsidiary or (iii) plan, program or Contract that provides for medical or life insurance benefits for former employees of the Company or such subsidiary or for current employees of the Company or such subsidiary upon their retirement from, or termination of employment with, the Company or such subsidiary (other than health coverage continuation provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended);

          (d) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

          (e) Contract with (i) any stockholder of the Company or any of its subsidiaries, (ii) any affiliate of the Company or any of its subsidiaries or of any stockholder of the Company or any of its subsidiaries or (iii) any director, officer or employee of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than employment agreements covered by clause (b) above);

          (f) license or franchise pursuant to which the Company or any such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

          (g) Contract under which the Company or such subsidiary has (i) incurred any Indebtedness that is currently owing or (ii) given any Guarantee;

          (h) Contract expressly creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

          (i) Contract providing for future performance by the Company or such subsidiary in consideration of amounts previously paid in excess of $50,000 (including any provision requiring "make good" or recovery of advertising shortfall (including advertising banners, buttons or account e-mercials));

          (j) Contract providing for payments of royalties to third parties;

          (k) Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

          (l) Contract providing confidential treatment by the Company or such subsidiary of material third party information;

          (m) Contract which is material in any respect containing (whether in the Contract itself or by operation of law) any provisions dealing with a "change of control" or similar event with respect to the Company or such subsidiary;

          (n) Contract granting the other party or any third person "most favored nation" status;

          (o) Contract providing for monetary liquidated damages (but not including other kinds of provisions that provide for limiting the maximum amounts payable or for refunds of amounts in the event of a breach or termination of the Contract);

          (p) Contract that expressly guarantees that the materials and/or services to be provided under the Contract will be Year 2000 Ready (as defined in Section 3.22);

          (q) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services in competition with that of another;

          (r) Contract which (i) has aggregate future sums due from the Company or such subsidiary in excess of $25,000 and is not terminable by the Company or such subsidiary for a cost of less than $25,000 or (ii) is otherwise material to the business of the Company or such subsidiary as presently conducted or as proposed to be conducted by the Company in accordance with the Business Plan; and

          (s) Contract providing for future performance by the Company or such subsidiary with less than the standard Company or subsidiary charges to be due for such performance.

Each material Contract of the Company and each of its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms. The Company and each of its subsidiaries has performed or is performing all material obligations required to be performed by it under each of its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder; and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder. Neither the Company nor any of its subsidiaries knows of any circumstances existing on the date of this Agreement that is reasonably likely to (x) materi ally adversely affect its ability to perform its obligations under any material Contract or (y) require the Company to provide advertising or similar services under any provision contained in any Contract requiring "make good" or recovery of advertising shortfall (including advertising banners, buttons or account e-mercials).

          "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing any indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such person, (h) all capital lease obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances to the extent of any drawdowns thereon.

          SECTION 3.11. Litigation; Decrees. There are no lawsuits, claims, arbitration or other proceedings or, to the knowledge of the Company, investigations ("Litigation") pending or threatened by or against or affecting (other than litigation to which the Company or any of its subsidiaries is not a party that may generally affect the lines of business in which the Company or any of its subsidiaries operates) the Company or any of its subsidiaries, or any of their respective properties or assets. There is no outstanding Order applicable to the Company or any of its subsidiaries or any of their respective properties, assets or businesses having, or that is reasonably more likely than not to have, a material adverse effect on the Company. Section 3.11 of the Company Disclosure Schedule sets forth a complete list of Litigation for which legal process has been served upon the Company or any of its subsidiaries and which has not been settled or disposed on the date hereof.

          SECTION 3.12. Operation of the Business; Absence of Changes or Events.
(a) Since December 31, 1998, the Company and each of its subsidiaries has conducted its business only in the ordinary course and there has not been (i) any state of facts, change, effect, condition, development, event or occurrence that has had or is reason ably more likely than not to have a material adverse effect with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition of any of the Company's or any of its subsidiaries' capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its subsidiaries' capital stock or other securities, (iv)
(A) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business, or any payment by (or entering into of any obligation or Contract with respect to any payment by) the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business, in each case to any current or former director, officer, employee or consultant, (B) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of any increase in severance or termination pay, (C) any entry by the Company or any of its subsidiaries into, or any amendment of, (1) any currently effective employment, severance, termination or indemnification or consulting agreement with any current or former director, officer, employee or consultant, or (2) any agreement with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the type described in this Agreement, (D) any adoption of, or amendment to, a Benefit Plan (other than amendments required by law or required to maintain the qualified status of a Benefit Plan), (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably more likely than not to have a material adverse effect on the Company, (vi) any change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law, (vii) any Tax election that individually or in the aggregate is reasonably more likely than not to have a material adverse effect on the Tax liabilities or Tax attributes of the Company or any of its subsidiaries or any settlement or compromise with respect to any material income Tax liability, (viii) any revaluation by the Company or any of its subsidiaries of any of its material assets or (ix) any Contract with regard to the acquisition or disposition of any material Intellectual Property or rights thereto other than licenses in the ordinary course of business.

          (b) Since December 31, 1998, except for transactions between the Company and Parent, each of the Company and its subsidiaries has continued all pricing, sales, receivables and payables production practices substantially in accordance with the ordinary course of business and has not engaged in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (ii) any practice which would have the effect of accelerating to preClosing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (iii) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre- Closing periods or (iv) any other promotional sales, discount activity or inventory overstocking or understocking in a manner outside the ordinary course of business.

          SECTION 3.13. Compliance with Applicable Laws. (a) The Company and each of its subsidiaries and their respective properties, assets, operations and businesses have been and are being operated and have been and are in compliance with all applicable Laws, except to the extent the failure to so comply is not reasonably more likely than not to have a material adverse effect on the Company.

          (b) The Company and each of its subsidiaries has obtained all material franchises, licenses, permits, authorizations and approvals ("Permits") that are required with respect to the operation of its business and the ownership of its assets under Federal, state, local and foreign Laws, including environmental, health and safety laws and import/export laws, other than any Permits the failure of which to obtain individually or in the aggregate are not reasonably more likely than not to have a material adverse effect on the Company. The Company and each of its subsidiaries is in compliance in all material respects with all terms and conditions of such Permits.

          (c) There are no past or present conditions, circumstances, activities, practices, incidents, actions or plans that are reasonably likely to
(i) interfere with or prevent compliance or continued compliance by the Company or any of its subsidiaries with any environmental, health and safety laws governing the Company's or any of its subsidiaries' present and currently contemplated future operations or with any Law, Order, notice or demand letter issued, entered, promulgated or approved thereunder or (ii) give rise to any liability of the Company or any of its subsidiaries under any environmental, health and safety law governing the Company's or any of its subsidiaries' past, present and currently contemplated future operations, other than, in each case, circumstances, activities, practices, incidents, actions or plans that are reasonably more likely than not to have a material adverse effect on the Company.

          SECTION 3.14. Certain Employee Matters. (a) To the knowledge of the Company, no director, officer or other employee of the Company or any of its subsidiaries is a party to or bound by any Contract, or subject to any Order of any Governmental Entity, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of the Company and its subsidiaries, conflict with the business of the Company or any of its subsidiaries (as now conducted or as proposed to be conducted) or the transactions contemplated by this Agreement or is reasonably more likely than not to have a material adverse effect on the Company. To the knowledge of the Company, no activity of any employee of the Company or any of its subsidiaries as or while an employee of the Company or any such subsidiary has caused a violation of any employment agreement, confidentiality agreement, patent disclosure agreement or other Contract. To the knowledge of the Company, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation to or loss of a material benefit under, any Contract under which any such employees are now obligated.

          (b) All former and current employees, contractors and consultants of the Company and each of its subsidiaries, including all employees, contractors and consultants involved in the development of Intellectual Property of the Company and each of its subsidiaries, have executed and delivered to the Company a confidential information agreement that is substantially similar in content to the form attached as Exhibit A hereto restricting such person's right to use and disclose confidential information of the

Company and its subsidiaries. All such persons have been party to a proprietary rights agreement that is substantially similar in content to the form attached as Exhibit A hereto with the Company or any of its subsidiaries, during the entire term of each such person's employment with or retention by the Company or by such subsidiary, pursuant to which either (i) in accordance with applicable Federal, state and foreign law, the Company or such subsidiary has been accorded full, effective, exclusive and original ownership of all material Intellectual Property thereby arising or (ii) there has been conveyed to the Company or such subsidiary by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property, including inventions relating to the business of the Company and its subsidiaries and thereby arising within the scope of their employment or engagement by or with the Company or such subsidiary, copies of which agreements have been made available to Parent prior to the date hereof. No employee, contractor or consultant has made any material alteration or modification to the form of agreement attached as Exhibit A hereto. No employee, contractor or consultant of the Company who has contributed to, or participated in, the conception and development of Intellectual Property for the Company or any of its subsidiaries has asserted or threatened any claim against the Company or such subsidiary in connection with such person's involvement in the conception and development of such Intellectual Property and to the knowledge of the Company no such person has a reasonable basis for any such claim.

          (c) None of the officers, employees or (to the knowledge of the Company) contractors or consultants of the Company or any of its subsidiaries has any patents issued or applications pending for any device, process, method, design or invention of any kind that was developed after the date on which such person became an officer or employee of the Company or any of its subsidiaries or, to the knowledge of the Company, prior to the date on which such person became such an officer or employee, in each case that is now used or needed by the Company or such subsidiary in the furtherance of its business operations as presently conducted or as proposed to be conducted by the Company or such subsidiary in accordance with the Business Plan, which patents or applications have not been assigned to the Company or such subsidiary with such assignment duly recorded in the United States Patent and Trademark Office or with the applicable foreign Governmental Entity.

          (d) None of the employees of the Company or any of its subsidiaries are represented by any union with respect to their employment by the Company or such subsidiary. Since the date of its incorporation, neither the Company nor any of its subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. The Company has not received notice of any unfair labor practice charge or complaint against the Company or any of its subsidiaries which is pending and, to the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company threatened before the National Labor Relations Board or any comparable state or foreign agency or authority. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any of its subsidiaries. No question concerning representation has been raised or is, to the knowledge of the Company, threatened respecting the employees of the Company or any of its subsidiaries. No employment-related grievance which is reasonably more likely than not to have a material adverse effect on the Company, nor any arbitration proceeding arising out of collective bargaining agreements, is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

          (e) Section 3.14(e) of the Company Disclosure Schedule sets forth a complete and accurate list of all current employees of the Company and each of its subsidiaries, including their title, current compensation, bonus and commission structure and whether any such employee was, to the knowledge of the Company, formerly an employee of Parent.

          (f) Section 3.14(f) of the Company Disclosure Schedule sets forth (i) the name of each employee of the Company entitled to severance benefits payable as of the Effective Time or upon termination of employment after the Effective Time pursuant to any individual employment, severance, termination or change of control agreement or arrangement between the Company or any of its subsidiaries and such employee, (ii) the category or type of each such severance benefit to which such employee is entitled, (iii) the aggregate value of each such severance benefit payable as of the Effective Time and each such severance benefit that would be payable upon termination of employment after the Effective Time, other than the acceleration of Stock Options issued pursuant to the 1999 Stock Option Plan, and (iv) the aggregate value of severance that would be paid to each employee set forth on Section 3.14(f) of the Company Disclosure Schedule upon termination of employment based on the terms of any severance plan or plans applicable to such employee in effect at the Effective Time other than the acceleration of Stock Options issued pursuant to the 1999 Stock Option Plan, as described in Section 3.14(f) of the Company Disclosure Schedule.

          SECTION 3.15. Benefit Plans. (a) Section 3.15(a) of the Company Disclosure Schedule contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company and its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") or any entity that is considered a co-employer with the Company or any Commonly Controlled Entity for the benefit of any present or former officers, employees, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans"). The Company has delivered to Parent true and complete copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law and (4) each trust agreement and insurance or annuity contract relating to any Benefit Plan. No Benefit Plan is a defined benefit plan (within the meaning of Section 3(35) of ERISA) or is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

          (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. The Company has received no notice, and to the Company's knowledge, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (c) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans and any applicable collective bargaining agreement have been timely made.

          (d) Each Benefit Plan that is a Pension Plan (hereinafter, a "Company Pension Plan") has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan, or the prototype document on which it is based, is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; and such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. The Company has delivered to Parent a copy of the most recent determination letter received with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. The Company has also provided to Parent a list of all Company Pension Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Company Pension Plan to tax under Section 511 of the Code.

          (e) With respect to each Benefit Plan, (i) there has not occurred any prohibited transaction in which the Company or any of its employees has engaged that could subject the Company or any of its employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA, and
(ii) neither the Company or, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

          (f) The list of Welfare Plans in Section 3.15(f) of the Company Disclosure Schedule discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to the Company at any time after the Closing Date. The Company and its subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

          (g) No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          SECTION 3.16. Insurance. Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list and description, including annual premiums and deductibles, of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect on the date hereof with respect to the Company's and its subsidiaries' business, true and complete copies of which have been delivered to, or made available for review by, Parent. All such policies are valid, outstanding and enforceable policies. The Company reasonably believes such policies are sufficient to protect the properties, assets, operations and business of the Company and each of its subsidiaries against the risks of the sort normally insured by similar businesses. No notice of cancelation or termination has been received with respect to any such policy.

          SECTION 3.17. Customers; Effect of Transaction. (a) The Company does not have any customer to whom it made more than 5% of its sales during its most recent six-month period. During the past two years, the Company has received no customer complaints concerning its products and services, nor has it had any of its products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business.

          (b) No creditor, supplier, employee, client or other customer or other person having a material business relationship with the Company or any of its subsidiaries has informed any officer of the Company or such subsidiary orally or in writing or has informed the Company or such subsidiary in writing that such person intends to materially change the relationship because of the transactions contemplated by this Agreement.

          SECTION 3.18. Disclosure. Neither the Company nor any of its subsidiaries has failed to disclose to Parent any fact that is reasonably more likely than not to have a material adverse effect on the Company or any of its subsidiaries or impede or impair the ability of the Company to perform its obligations under this Agreement in any material respect. The representations or warranties of the Company contained in this Agreement, together with the statements contained in the Company Disclosure Schedule, and the certificates and other documents or instruments delivered or to be delivered pursuant to this Agreement by or on behalf of the Company or any of its subsidiaries to Parent or any of its representatives, taken as a whole, do not contain any untrue statement of a material fact, or omit to state any material fact necessary, in light of the circumstances under which they were or will be made, in order to make the statements herein or therein not misleading.

          SECTION 3.19. Information Supplied. None of the information supplied by the Company specifically for and delivered in connection with the solicitation by the Company of the Consents (the "Consent Solicitation") contained any untrue statement of a material fact or omitted to state any material fact as of the date such information was given to the Stockholders required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, taken as a whole, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent specifically for and delivered in connection with the Consent Solicitation.

          SECTION 3.20. Consent Solicitation; Voting Requirements. Section 3.20 of the Company Disclosure Schedule sets forth a list of the stockholders of the Company who executed and delivered Consents, the number of shares of each class of Company Capital Stock owned of record by each such stockholder on the Record Date and the number of shares of each class of Company Capital Stock held of record by such Stockholder on the Record Date with respect to which a Consent was delivered to the Secretary of the Company. The affirmative vote or consent of the holders of a majority of the outstanding shares of Company Series A Preferred Stock, voting separately as a class (the "Preferred Stock Approval"), is the only vote or consent of the holders of any class or series of Company Capital Stock necessary to approve the execution and delivery of this Agreement by the Company. The affirmative vote or consent of each of (a) the holders of a majority of the outstanding shares of Company Series A Preferred Stock and (b) the holders of a majority of the outstanding shares of Company Series A Preferred Stock and Company Class A Common Stock, in each case voting as a class (the "Capital Stock Approval" and, together with the Preferred Stock Approval, the "Stockholder Approval"), are the only votes or consents of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement. As of the date hereof (x) holders representing 100% of the shares of Company Series A Preferred Stock outstanding as of the Record Date have delivered the Preferred Stock Consents to the Secretary of the Company and (y) holders representing 100% of the shares of Company Series A Preferred Stock and Company Class A Common Stock outstanding as of the Record Date have delivered the Stockholder Consents to the Secretary of the Company. The record date under the DGCL and the Amended and Restated Certificate of Incorporation and the By-laws of the Company for purposes of determining stockholders of the Company entitled to give consents with respect to the Stockholder Approval is the Record Date. The Company has delivered to each Stockholder a copy of the letter attached as Exhibit B hereto, together in the same package with the form of written consent to be executed and delivered by such person. The Consents were obtained in accordance with applicable Law and the Stockholder Approval has been obtained.

          SECTION 3.21. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          SECTION 3.22. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the other transactions contemplated by this Agreement, any state takeover statute or similar Law that would otherwise be applicable to the Merger and this Agreement and the other transactions contemplated by this Agreement.

          SECTION 3.23. Year 2000 Compliance. All computer and other systems, software (whether embedded or otherwise), hardware and other products (other than motherboards) owned or licensed by the Company or any of its subsidiaries and used in connection with the services provided by the Company and, to the Company's knowledge, all computer and other systems, software (whether embedded or otherwise), hardware and other products (other than motherboards) produced by any third party that are licensed by the Company or any of its subsidiaries under a license that does not explicitly disclaim liability with respect to failures of such products to be Year 2000 Ready, in each case have been written, manufactured and tested to be Year 2000 Ready, except where the failure to be Year 2000 Ready individually or in the aggregate is not reasonably more likely than not to have a material adverse effect on the Company. For purposes of this Agreement, "Year 2000 Ready" shall mean, with respect to any system, software (whether embedded or otherwise), product, equipment or facility, that such system, product, equipment or facility is capable of correctly processing, providing, receiving and manipulating date data within and between the twentieth and twenty-first centuries, and its operation and functionality has not been adversely affected and will not be adversely affected in any respect as a result of the advent of the Year 2000.

          SECTION 3.24. Customer Accounts Receivable. All customer accounts receivable of the Company, whether reflected on the Unaudited Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business. The Company reasonably believes all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Unaudited Statements. The Company has good and marketable title to its accounts receivable, free and clear of all Liens. Since the September 30, 1999, there have not been any write-offs as uncollectible of any accounts receivable of the Company, except for write-offs in the ordinary course of business.

          SECTION 3.25. Corporate Name. The Company (i) has the exclusive right to use its name as the name of a corporation in any jurisdiction in which the Company does business and (ii) has not received any notice of conflict during the past two years with respect to the rights of others regarding the corporate name of the Company. To the knowledge of the Company, no person is presently authorized by the Company to use the name of the Company.

          SECTION 3.26. Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors. Section 3.26 of the Company Disclosure Schedule sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and its subsidiaries and those persons authorized to sign thereon, (ii) a true and correct list of all powers of attorney granted by the Company and its subsidiaries and those persons authorized to act thereunder and (iii) a true and correct list of all officers and directors of the Company and its subsidiaries.

          SECTION 3.27. Traffic. Section 3.27 of the Company Disclosure Schedule sets forth for each of August, September and October of 1999, true and complete traffic metrics relating to (a) banner impressions in inventory,1 (b) paid pop-up impressions,2 (c) e-mercial impressions in inventory, (d) sent Gamesville Times newsletter e-mails and (e) game starts for each game. The Company has not paid any third party any fee for traffic referrals.

          SECTION 3.28. Underdeliveries under Advertising Contracts. The Company has no underdelivered services in amounts in excess of 100,000 advertising banners per month under any of its advertising Contracts during the six-month period ended September 30, 1999.


                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

          Except for items disclosed on the disclosure schedule (with specific reference to the SECTION of this Agreement to which the information stated in such disclosure relates) delivered by Parent to the Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

          SECTION 4.01. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and otherwise hold and operate its assets and to carry on its business as now being conducted.

          SECTION 4.02. Authority; Noncontravention. Eachof Parent and Sub has the requisite corporate power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each of this Agreement, the Escrow Agreement and the Registration

---------
1 This number should be calculated assuming no more than one 468 x 60 banner per page.

2 This number should be exclusive of the e-mercial navigation pop-up.

Rights Agreement has been duly executed and delivered by Parent and Sub and, when executed and delivered by the Company, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The execution and delivery of each of this Agreement, the Escrow Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Escrow Agreement and the Registration Rights Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien, in or upon any of the properties or assets of Parent under, any provision of (i) the certificate of incorporation or by-laws of Parent or Sub, in each case as amended to the date hereof, (ii) any Contract applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) Law or (B) Order, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate is not reasonably more likely than not to (x) impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement, (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or (z) have a material adverse effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement, the Escrow Agreement or the Registration Rights Agreement by Parent or Sub or the consummation by Parent or Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing by the Company of a premerger notification and report form by Parent under the HSR Act, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably more likely than not to have a material adverse effect on Parent or impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement, the Escrow Agreement or the Registration Rights Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, the Escrow Agreement or the Registration Rights Agreement.

          SECTION 4.03. Capital Stock of Parent. (a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock, of which 96,323,590 shares were issued and outstanding on November 19, 1999, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were issued or outstanding on November 19, 1999. Except as set forth in Section
4.03 of the Parent Disclosure Schedule, all the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, including shares to be issued upon the exercise of the Adjusted Options when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been or will be issued in violation of any applicable preemptive rights or applicable Federal securities laws.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are owned beneficially and of record by Parent.

          SECTION 4.04. Parent SEC Documents. Parent has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents required to be filed with the SEC since August 1, 1998 (collectively, the "Parent SEC Documents"). Copies of all such documents filed after November 12, 1999 shall be provided to the Company promptly following the filing thereof. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed and as of the date hereof contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

          SECTION 4.05. Absence of Certain Changes or Events. Except for its obligations under this Agreement or the transactions contemplated hereby and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Parent Filed SEC Documents"), since the date of the most recent audited financial statements included in the Parent Filed SEC Documents, Parent has conducted its business only in the ordinary course and there has not been any material adverse change with respect to Parent.

          SECTION 4.06. Litigation. There is no Litigation pending, threatened or to the knowledge of Parent investigation pending or threatened nor has Parent nor any of its subsidiaries received any notice that in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger.

          SECTION 4.07. Taxes. Neither Parent nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 4.08. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          SECTION 4.09. Information Supplied. None of the information supplied by Parent or Sub in writing specifically for and delivered in connection with the Consent Solicitation contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 4.10. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                    ARTICLE V

                                    Covenants

          SECTION 5.01. Covenants of the Company. (a) During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology and preserve their relationships with material customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or any of its subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or other encumbrance of, any shares of its capital stock, or any other securities of any class or any securities convertible into, or any options, warrants, calls or rights to acquire, any such shares or convertible securities, other than (x) the conversion of shares of Company Series A Preferred Stock in accordance with their terms as of the date of this Agreement and (y) the issuance of Company Class B Common Stock upon the exercise of Stock Options and Warrants in accordance with their respective terms as of the date of this Agreement.

          (iii) amend or propose to amend its certificate of incorporation or by-laws or similar organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, in the aggregate, are in excess of $10,000;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of obsolete equipment in the ordinary course of business consistent with past practice;

          (vi) repurchase, prepay or incur any Indebtedness or Guarantee any such Indebtedness of another person, issue or sell any options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of its subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

          (vii) make or agree to make any new capital expenditure or expenditures which, in the aggregate, are in excess of $10,000;

          (viii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction
     (x) of all amounts outstanding under the Loan and Security Agreement by and between the Company and the Silicon Valley Bank dated as of October 8, 1999 (the "Loan and Security Agreement") and (y) in the ordinary course of business or in accordance with their terms as of the date hereof, of claims, liabilities or obligations reflected or reserved against on the balance sheet of the Company as of September 30, 1999 (for amounts not in excess of such reserves), or incurred since September 30, 1999, in the ordinary course of business consistent with past practice, (B) waive, release, grant or transfer any right of material value outside the ordinary course of business consistent with past practice or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (ix) modify, amend or terminate any material Contract to which the Company or such subsidiary is a party or waive, release or assign any material rights or claims thereunder other than the Contracts set forth on
     Schedule 5.01;

          (x) enter into any material Contracts, including any Contracts relating to any material Intellectual Property;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (C) pay any material benefit not provided for under any Benefit Plan, (D) increase in any manner the severance or termination pay of any director, officer or employee, (E) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business), with any current or former director, officer, employee or consultant or (II) any agreements with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Agreement, (F) grant any awards under any Benefit Plan (including the grant of Stock Options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder),
     (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, contract, agreement or arrangement or Benefit Plan or (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan;

          (xii) revalue any of its material assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (xiii) commence any Litigation (other than Litigation relative to collections of accounts receivable Litigation commenced in order to comply with Section 5.01(a)(viii) hereof or as a result of

          Litigation commenced against the Company or any of its subsidiaries);

          (xiv) hire any employees; and

          (xv) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by clauses (i) through (xiv) above.

          (b) Certain Tax Matters. (i) Tax Returns. (A) During the period from the date of this Agreement to the Effective Time, each of the Company, its subsidiaries and Company Consolidated Groups shall timely file or cause to be timely filed all Tax Returns ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extensions) and may file a Tax Return that is a short period S corporation return for the period from January 1, 1999 to May 25, 1999 (in each case, at the Company's own cost and expense and in a manner that is consistent with past practice and that is not reasonably likely to defer income to a taxable period that ends after the Closing Date or to accelerate deductions to a taxable period that ends on or before the Closing Date; provided, however, that use of the cash method of accounting will be deemed not to be reasonably likely to defer income to a taxable period that ends after the Closing date or to accelerate deductions to a taxable period that ends on or before the Closing Date).

          (B) The Company and each of its subsidiaries shall timely pay all Taxes due and payable in respect of such Post-Signing Returns that are filed pursuant to Section 5.01(b)(i)(A) of this Agreement.

          (ii) Company Covenants. (A) The Company shall accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by the Company and each of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time.

               (B) Prior to the Effective Time, the Company and each of its subsidiaries shall promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax. None of the Company or any of its subsidiaries shall settle or compromise any such Action without Parent's prior written consent.

               (C) Prior to the Effective Time, none of the Company or any of its subsidiaries shall make or change any material Tax election, amend any Tax Return or take any other action (or fail to take any other action) in respect of Taxes, in each case, if such action (or failure to take action) could reasonably be expected to have the effect of increasing the Tax liability of Parent or any of its affiliates (including, after the Closing Date, the Company and its subsidiaries) with respect to a taxable period that ends after the Closing Date.

          (iii) Additional Tax Matters. (A) Any and all existing Tax sharing agreements or arrangements between the Company and/or any subsidiary, on the one hand, and any other party, on the other hand, shall be terminated as of the Closing Date. After such date, none of the Company or any of its subsidiaries shall have any obligations thereunder.

               (B) All stock transfer, real property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions thereto) incurred in connection with the transactions contemplated by the Agreement shall be borne by the Company, and the Company shall indemnify Parent or any of its affiliates for any such Taxes incurred as a result of the Company's failure timely to pay such Taxes.

               (C) The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance reasonably satisfactory to Parent and the Company, certifying that the transactions contemplated by this Agreement are not subject to the Foreign Investment in Real Property Tax Act.

          (c) Advice of Changes; Filings. The Company and each of its subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event which is reasonably more likely than not to have a material adverse effect on the Company. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Federal, state, local or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

          SECTION 5.02. Other Actions. The Company shall not, nor shall it permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions set forth in Article VII not being satisfied.


                                   ARTICLE VI

                              Additional Agreements

          SECTION 6.01. Access to Information. Upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all its employees, properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, accountants, counsel and other advisors to, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Parent will treat any such information which is nonpublic as "Proprietary Information" in accordance with the terms of the Confidentiality and Nondisclosure Agreement dated as of October 22, 1999 (the "Confidentiality Agreement"), between Parent and the Company and in the event of termination of this Agreement for any reason Parent shall promptly upon request return or destroy all nonpublic documents obtained from the Company, and any copies made of such documents, to the Company.

          SECTION 6.02. Legal Conditions to Merger. Each of the Company, Parent and Sub will use reasonable efforts to take, and will cause each of its subsidiaries to use reasonable efforts to take, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations promptly to consummate and make effective the transactions contemplated by this Agreement (including cooperating fully with the other parties hereto, furnishing all information to each other in connection with any requirements imposed upon any party in connection with the Merger). Each of the Company, Parent and Sub will, and will cause each of its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of, or enter into any licensing or similar arrangement with respect to, any material assets.

          SECTION 6.03. Stock Options; Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

          (i) adjust the terms of all outstanding Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each such Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Class B Common Stock subject to such Stock Option by the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to (1) the per share exercise price for the shares of Company Class B Common Stock otherwise purchasable pursuant to such Stock Option divided by (2) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"), provided that such exercise price shall be rounded up to the nearest whole cent; and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

          (d) Prior to the Effective Time, Parent shall prepare and file with the SEC a registration statement on

Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

          (e) As soon as practicable and in any event within 30 days after the Effective Time, Parent shall deliver to the holders of unvested Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plan and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.03 after giving effect to the Merger).

          (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

          (g) Except as otherwise contemplated by this Section 6.03 and except to the extent required under the respective terms of the Stock Options or Company Stock Plans, all restrictions or limitations on transfer with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

          (h) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Class B Common Stock subject to such Warrant by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the per share exercise price for the shares of Company Class B Common Stock otherwise purchasable pursuant to such Warrant divided by (B) the Exchange Ratio; provided, however, that such exercise price shall be rounded up to the nearest whole cent.

          (i) This Section 6.03 shall survive the consummation of the Merger, is intended to benefit the holders of the Stock Options and Warrants and shall be enforceable by such persons.

          SECTION 6.04. Fees and Expenses. Except as provided in Section 5.01(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that such attorneys' fees, brokers' fees, accountants' fees and consultants' fees incurred by the Company in excess of any amount deducted from the aggregate purchase price pursuant to Section 2.01(c) shall be paid by the Stockholders.

          SECTION 6.05. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either the Company or Sub, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          SECTION 6.06. Indemnification. From and after the Effective Time, Parent shall cause the Surviving Corporation to (and, in the event of the liquidation, dissolution or winding up of the Surviving Corporation, Parent shall) fulfill and honor in all respects any indemnification obligations of the Company owed to each person who is or was a director or officer of the Company at or prior to the Effective Time (the "Indemnified Parties") under the Company's Amended and Restated Certificate of Incorporation and By-laws as in effect on the date hereof. The Certificate of Incorporation and By-laws of the Surviving Corporation will at all times during a period of not fewer than six years following the Effective Time, contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Amended and Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. This
Section 6.06 shall survive the consummation of the Merger, is intended to benefit each Indemnified Party, shall be binding upon the successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the Indemnified Parties.

          SECTION 6.07. Litigation. The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

          SECTION 6.08. Tax Treatment. Each of Parent, Sub and the Company shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and the Company shall use reasonable efforts to obtain the opinion of counsel referred to in Section 7.03(c), including the execution of the letters of representation referred to therein.

          SECTION 6.09. Letter of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Arthur Andersen LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Arthur Andersen LLP concurs with the conclusion of the Company's management that, subject to customary qualifications, the Company meets the requirements to be a party to a pooling of interests transaction for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such concurrence is Arthur Andersen LLP's belief that the criteria for such accounting treatment have been met.

          SECTION 6.10. Letter of Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from KPMG LLP, addressed to the Company and Parent dated as of the Closing Date, stating that (i) KPMG LLP concurs with the conclusion of Parent's management that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such concurrence is KPMG LLP's belief that the criteria for such accounting treatment have been met.

          SECTION 6.11. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who may be deemed, in the Company's reasonable judgment, at the time this Agreement is submitted for approval and adoption to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent as promptly as practicable after the date of this Agreement a written agreement substantially in the form attached as Exhibit C hereto.

          SECTION 6.12. Employee Benefits. (a) During the six-month period following the Effective Time (the "Transition Period"), Parent shall cause the Surviving Corporation to either maintain the benefit programs provided by the Company and its subsidiaries in effect immediately prior to the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of Parent, provided that the aggregate level of benefits provided during the Transition Period shall be substantially similar to the aggregate level of benefits provided by the Company and its subsidiaries before the Effective Time. To the extent that any plan of Parent or any of its affiliates (a "Parent Plan") becomes applicable to any employee or former employee of the Company or its subsidiaries, Parent shall grant, or cause to be granted, to such employees or former employees credit for their service with the Company and its subsidiaries for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Parent Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its subsidiaries).

          (b) With respect to any welfare benefit plan of Parent or its affiliates made available to individuals who immediately prior to the Closing Date were employees of the Company or any of its Subsidiaries, Parent shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at- work requirements to the extent such provisions were inapplicable under the Company Plans immediately before such plan of Parent was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

          SECTION 6.13. Indemnity Insurance. Parent and the Company shall discuss the merits of substituting, in lieu of the Escrow Fund, an insurance policy insuring the obligations of the Stockholders under the Escrow Agreement for the benefit of the Parent and the other Indemnitees thereunder. This Section does not create any obligation of either party to obtain any such insurance.

                                   ARTICLE VII

                                   Conditions

          SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or expired.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") preventing the consummation of the Merger shall be in effect.

          (c) Pooling Letters. Parent and the Company shall have received letters from KPMG LLP and Arthur Andersen LLP, in each case dated as of the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by KPMG LLP and Arthur Andersen LLP, pursuant to Sections 6.09 and 6.10, respectively.

          SECTION 7.02. Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Parent and Sub:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth herein) does not have, and is not reasonably more likely than not to have, individually or in the aggregate, a material adverse effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding brought by any Governmental Entity, or any suit, action or proceeding with a reasonable probability of success brought by any other third party, (i) seeking to restrain or prohibit the consummation of the Merger; (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries.

          (d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (c) of this Section 7.02 shall be in effect.

          (e) Appraisal Shares. No more than five percent of the shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be Appraisal Shares.

          (f) Indemnification and Escrow Agreement. The Indemnification and Escrow Agreement in the form attached hereto as Exhibit E shall be in full force and effect.

          (g) Termination of Loan and Security Agreement. All amounts due and owing under the Loan and Security Agreement shall have been repaid in full and the Loan and Security Agreement shall have been terminated and all Liens related thereto shall have been released.

          (h) Termination of Founder's Agreements. The Founder's Agreements between the Company and each of Steven N. Kane, Stuart Roseman and John L. Furse shall have been terminated.

          SECTION 7.03. Conditions of Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the

Closing Date of the following conditions unless waived by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably more likely than not to have, individually or in the aggregate, a material adverse effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior the Closing Date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (c) Tax Opinion. The Stockholders shall have received from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, on the Closing Date, an opinion, dated as of such date and stating that the Merger qualifies for Federal income tax purposes as a "reorganization" within the meaning of
     Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of the Company and Parent, which shall be in substantially the same form as Exhibits F and G, respectively, with such changes as such counsel may reasonably request.

          SECTION 7.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.03.

                                  ARTICLE VIII

                            Termination and Amendment

          SECTION 8.01. Termination. (a) This Agreement may be terminated at any time prior to the Effective Time:

          (i) by mutual consent of Parent and the Company;

          (ii) by either Parent or the Company if the other party shall have breached any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach (i) would give rise to the failure of a condition to the obligation of such party set forth in Article VII of this Agreement and (ii) has not been, or is incapable of being, cured by such other party within 30 calendar days after such other party receives written notice of such breach from Parent or the Company, as the case may be;

          (iii) by either Parent or the Company if any Legal Restraint preventing the consummation of the Merger shall have become final and nonappealable;

          (iv) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(d) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; and

          (b) This Agreement may be terminated by the Company within five days after Parent enters into a definitive acquisition agreement, merger agreement or similar agreement that provides for the sale or transfer to any person of all or substantially all the assets or capital stock of Parent.

          SECTION 8.02. Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to any wilful breach of any representation, warranty, covenant or agreement contained in this Agreement prior to such termination; and except that Section 6.04, this Section 8.02,
Article IX and the last sentence of Section 6.01 shall continue in effect.

          SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors prior to the Effective Time, but no amendment shall be made which by law requires further approval by the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance of the other party with any of the agreements or conditions to its obligations contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Effective Time, for a period of one year after the Effective Time, for purposes of the Escrow Agreement. The covenant of Parent set forth in Section 6.03 shall survive the Effective Time for a period of one year after the Effective Time.

          SECTION 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties to this Agreement at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                           Lycos, Inc.
                           400-2 Totten Pond Road
                           Waltham, MA 02451
                           Attention:  Jeffrey M. Snider

                           Telecopy No.:  (781) 370-2600

                           with a copy to

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7475

                           Attention:  Robert A. Kindler, Esq.
                           Telecopy:   (212) 474-3700

                  (b)      if to the Company, to

                           Gamesville.com, Inc.
                           One Arsenal Marketplace
                           Watertown, MA 02472
                           Attention:  Steven N. Kane
                           Telecopy:   (617) 673-1199

                           with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Oliver Street Tower
                           Boston, MA 02110
                           Attention: Michael Conza, Esq.
                           Telecopy:  (617) 248-7100

          SECTION 9.03. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person and, for purposes of
     Section 3.10(e) only, shall include (i) any director or officer of such person and (ii) any person owning 5% or more of the voting securities of such person;

          (b) "executive officers" has the meaning ascribed to it in the Exchange Act and, in any event, shall include Steven Kane, Stuart Roseman, Jon Furse, Mark Herrmann, Paul La Rocca and Jasan Yanowitz.

          (c) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry and investigation.

          (d) "material adverse effect" means, when used in connection with the Company or Parent, any state of facts, change, effect, condition, development, event or occurrence that has been, is or is reasonably more likely than not to be materially adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries, taken as a whole, other than
     (i) any state of facts, change, effect, condition, development, event or occurrence (A) arising directly as a result of (1) material changes in (x) general economic or business conditions in the internet or media market or
     (y) international or domestic economic conditions or (2) any political, economic or social instability or (B) resulting from the announcement of this Agreement or the effects of the pendency of the transactions contemplated by this Agreement, including (1) any attrition of the Company's employees, (2) any termination or modification of any existing Contract between the Company and any of its customers or (3) any refusal of any of the Company's suppliers to continue to do business with the Company or (ii) in the case of Parent, any decrease in the price per share of Parent Common Stock;

          (e) "person" means an individual, corporation, company, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (f) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly set forth in Sections 6.03 and 6.06 of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          SECTION 9.06. Publicity. Except as otherwise required by law or the rules of Nasdaq, for so long as this Agreement is in effect, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. The parties hereto have agreed upon the form of a joint press release announcing the execution of this Agreement and the transactions contemplated hereby.

          SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

          SECTION 9.09. Exhibits and Schedules; Interpretation. The headings contained in this Agreement or in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed to this Agreement or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit to this Agreement but not otherwise defined herein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, this reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, (a) the words "include", "includes" and "including" shall be deemed followed by the words "without limitation" and (b) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          SECTION 9.10. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any Delaware State court and (b) any Federal court of the United States of

America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Delaware State court or (b) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of Litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.11.

          SECTION 9.12. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court sitting in the State of Delaware or in any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        LYCOS, INC.,

                                          by /s/ Edward M. Philip
                                             ---------------------------------
                                             Name:  Edward M. Philip
                                             Title: Chief Operating Officer,
                                                    Chief Financial Officer


                                        BARBADOS ACQUISITION CORP.,

                                          by /s/ Edward M. Philip
                                             ---------------------------------
                                             Name:  Edward M. Philip
                                             Title: Chief Operating Officer,
                                                    Chief Financial Officer



                                        GAMESVILLE.COM, INC.,

                                          by
                                             /s/ Steven N. Kane
                                             ---------------------------------
                                             Name:  Steven N. Kane
                                             Title: CEO